UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2008 (April 11, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 11, 2008, HEP Logistics Holdings, L.P. (the “General Partner”), the general partner of Holly Energy Partners, L.P. (the “Partnership”), executed Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007. The Amendment, which is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1, modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between the General Partner and the Partnership’s unitholders after a follow-on offering of Partnership units, and provides for certain other clarifying changes. The General Partner has determined that the Amendment does not materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or adversely affect the Partnership’s unitholders in any respect, including any particular class of unitholders as compared to any other class of unitholders. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
4.1	— Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated April 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P. its General Partner

	By:	Holly Logistic Services, L.L.C. its General Partner

		By:	/s/ Matthew P. Clifton Matthew P. Clifton
Chairman of the Board and
Chief Executive Officer
Date: April 15, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

4.1	—	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated April 11, 2008.